Thomas R. Mooney
CHAIRMAN AND PRESIDENT

                                                                 August 29, 1997


To Our Stockholders:

         On behalf of the Board of Directors, I am pleased to invite you to the Annual Meeting of Stockholders of Hi-Shear Technology Corporation to be held October 6, 1997 at 9:30 a.m., at the Marriott Hotel, 3635 Fashion Way, Torrance, California. I look forward to greeting you personally and reporting on the progress of your company.

         The items of business to be acted on during the meeting are listed in the Notice of Annual Meeting of Stockholders and are described more fully in the Proxy Statement. The formal business of the meeting will also include a report on operations followed by a question and discussion period.

         Only stockholders of record on the books of the Company at the close of business on August 29, 1997, will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

         While we hope many stockholders will exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

         I hope to see you at the meeting.

                                                    Sincerely,



                                                    /s/ Thomas R. Mooney
                                                        Chairman and President

                         HI-SHEAR TECHNOLOGY CORPORATION

                              24225 Garnier Street
                         Torrance, California 90505-5323



         The Annual Meeting of Stockholders of HI-SHEAR TECHNOLOGY CORPORATION will be held on October 6, 1996 at 9:30 a.m., at the Torrance Marriott Hotel, located at 3635 Fashion Way, Torrance, California, to consider and act upon the following matters:

         1.    The election of Directors

         2. Such other business as may properly come before the meeting or any adjournment thereof.

         As far as management is aware, no business will properly come before the Annual Meeting of Stockholders other than the matters set forth above.

         Pursuant to the Company's by-laws, the Board of Directors has fixed the close of business on August 29, 1997, as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.



                                         By Order of the Board of Directors




September 15, 1997





===============================================================================
YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES WILL BE REPRESENTED.
===============================================================================

                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 GARNIER STREET
                         TORRANCE, CALIFORNIA 90505-5323

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 6, 1997
                         ------------------------------

                                 PROXY STATEMENT


GENERAL INFORMATION

         This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders to be held at 9:30 a.m., local time, October 6, 1997 at the Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournment of such meeting (collectively the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about September 15, 1997.

RECORD DATE AND OUTSTANDING SHARES

         The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on August 29, 1997 (the "Record Date"), at which time the Company had issued an outstanding 6,635,791 shares of $.001 par value Common Stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.

QUORUM REQUIREMENTS

         The presence at the Annual Meeting of Stockholders, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The holder of each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting of Stockholders.

         The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

                              ELECTION OF DIRECTORS

         The Bylaws of Hi-Shear Technology Corporation authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of whom will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) Directors and each will be elected at the Annual Meeting of Stockholders to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

         All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees named herein has consented to be named in this Proxy Statement and has consented to serve as a Director if elected. However, should any nominee named herein for the office of Directors become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

     THOMAS R. MOONEY, 60, joined the Company as President in March 1988. He was elected as a director of the Company in June 1993. Prior to joining the Company, Mr. Mooney served as Vice President of Programs at Quantic Industries, a component supplier and subsystems manufacturer in the ordnance and electronics business, from 1982 to 1988. After retiring from the U.S. Army as a Lieutenant Colonel in 1979, Mr. Mooney served as a Program Manager for Thiokol Corporation. He is a graduate of the U.S. Military Academy and holds a Masters of Science in Physics from Penn State University and a Masters of Business Administration from Old Dominion University.

     GEORGE W. TRAHAN, 49, joined the Company as Vice President, Finance and Administration, in July 1990 and was elected as a director, Chief Financial Officer and Treasurer of the Company in June 1993. Before joining the Company, he served as Vice President, of Cherry Textron, a leading supplier of fasteners to the commercial aerospace and automobile market from 1985 to 1990. From 1978 to 1985, Mr. Trahan served as Group Controller at the corporate headquarters of Textron Inc. advising management regarding strategic planning, capital investment and acquisitions. Prior to that, he was Manager of Corporate Audit for Textron's international operations. Mr. Trahan received his Bachelor of Science in Industrial Engineering from Clarkson University and has attended the Harvard Advanced Management Program.

     DAVID W. EINSEL, 68, became a Director in March 1994. He served in the U.S. Army from 1950 to 1989, retiring with the rank of Major General. As a general officer, Mr. Einsel served as the Deputy Commander, Army Research and Development Command, Deputy and Assistant Secretary Defense for Atomic Energy and served on the President's Task Force for Reorganization of Nuclear Weapons Employment. After retiring from the Army in 1989, he served as a National Intelligence Expert at large to the Director of the Central Intelligence Agency. Mr. Einsel was elected to the U.S. Army Chemical Corps Hall of Fame.

     JACK BUNIS, 62, became a Director in September 1996. He is currently the Founder and Principal of a management consulting firm, Bunis & Associates. Previously, Mr. Bunis was the Chairman, President, and Chief Executive Officer of Cair Systems, Inc., an Orange County based provider of information and automation services to the insurance and health care industries. Previously, Mr. Bunis held the position of Senior Vice President and Chief Operating Officer at Mitchellmatix, a division of Cordura Corporation acquired by International Thomson Organization, LTD.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The Board of Directors met four times and acted by unanimous written consent three times during the 1997 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

     The Board of Directors has established audit, executive, compensation and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Compensation, Audit, and
Nominating Committees consists solely of the "independent" directors of the Company. The functions of those committees, their members and the number of meetings held during the 1997 fiscal year are described below:

     AUDIT COMMITTEE. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company and monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements; to review with management the status of the internal accounting controls; to evaluate any problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and to evaluate all public financial reporting documents of the Company. Messrs. David
W. Einsel and Jack Bunis are members of the Audit Committee. The Audit Committee met twice during the fiscal year.

     EXECUTIVE COMMITTEE. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Thomas R. Mooney and George W. Trahan are members of the Executive Committee. The Executive Committee met four times during the fiscal year.

     OPTIONS COMMITTEE. The Options Committee develops and administers incentive plans, including the Company's 1994 Stock Option Plan. Messrs. Thomas R. Mooney and George W. Trahan are members of the Options Committee, which met two times during the fiscal year.

     COMPENSATION COMMITTEE AND NOMINATING COMMITTEE. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all executive officers and key employees. Messrs. David W. Einsel and Jack Bunis are members of the Compensation Committee, which did not meet during the year. The Nominating Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company. Messrs. David W. Einsel and Jack Bunis are members of the Nominating Committee. The Nominating Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Nominating Committee met once during the fiscal year.

     The Company pays annual director's fee of $1,000 for each meeting of the Board of Directors or separate committee meetings attended by each independent director, and reimbursement of costs and expenses of all directors for attending such meetings.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Messrs. Mooney and Trahan, who are nominees for Director of the Company, see "Election of Directors".

KEY EMPLOYEES

     TIMOTHY R. PAGANO, 48, joined the Company in August of 1997 as Vice President and General Manager of Aerospace Products. Prior to joining the Company, Mr. Pagano was employed by Optical Corporation of America (a unit of Corning Glass) where he held the position of Vice President, Operations. Mr. Pagano is responsible for the design, engineering, manufacture, and shipment of the Company's aerospace products. Mr. Pagano has extensive experience in manufacturing, product engineering, quality assurance, precision machining and the development of new commercial and military products.

     MICHAEL D. PATTISON, 37, has served the Company as Vice President of Business Development and Contracts since October 1995. Mr. Pattison joined the Company as Director of Marketing in 1993. Mr. Pattison holds a Bachelor of Science degree in Engineering from Auburn University, a Masters degree in Business Administration from Pepperdine University, a Master of Science in Engineering from the University of Florida, and a Master of Science Systems Management from the University of Southern California. G.B. LITTLE, 57, has served the Company as Chief Scientist since 1989. Mr. Little joined the Company in 1959 and has served the Company as Vice President of Electronic Engineering, Senior Project Engineer and Design Engineer. Mr. Little holds a Bachelor of Science in Electrical Engineering from the University of California at Berkeley.

     LINDA A. NESPOLE, 35, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. Prior to her association with the Company, Ms. Nespole was the Assistant Personnel Director for Saks Fifth Avenue, Beverly Hills, from 1986-1989. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, a certificate in Human Resources Management from Loyola Marymount University.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended May 31, 1995, 1996 and 1997 to those persons who were, as of May 31, 1997, President and the other most highly compensated officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended May 31, 1997 (the "Named Officers"):



                                                                         Long Term Compensation
                                                                         ----------------------
                                         Annual Compensation            Awards             Payout
                                         -------------------            ------             ------
  Name and Principal    Fiscal   Salary($)    Bonus($)    Other($)    Restricted    Options/       LTIP         All Other
       Position          Year                                            Stock       SARs(#)     Payout($)    Compensation
                                                                      Award(s)($)                               ($)(1)
----------------------- -------- ----------- ----------- ----------- -------------- ---------- ------------ ----------------
Thomas R. Mooney,       1997     250,000        -0-         -0-           -0-          -0-         -0-            -0-
President               1996     250,000        -0-         -0-           -0-          -0-         -0-            -0-
                        1995     250,000        -0-         -0-           -0-          -0-         -0-            -0-

George W. Trahan,       1997     205,000        -0-         -0-           -0-          -0-         -0-            -0-
Executive Vice          1996     205,000        -0-         -0-           -0-          -0-         -0-            -0-
President, CFO          1995     205,000        -0-         -0-           -0-          -0-         -0-            -0-
----------------------- -------- ----------- ----------- ----------- -------------- ---------- ------------ ----------------


      (1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Officers, including premium for health insurance and other personal benefits provided to such individuals in connection with their employment, The value of such benefits cannot be precisely determined; however, the Named Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

         Effective June 1993, the Company entered into five-year employment agreements with Messrs. Mooney and Trahan, with initial base annual salaries of $250,000 and $205,000 per year, respectively. In addition, Messrs. Mooney and Trahan are eligible to participate in the Company's incentive compensation program including the Stock Option Plan.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 29, 1997 by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for Director and each Executive Officer, and (iii) all Executive Officers and Directors as a group:


                                                                                           PERCENTAGE OF
                                                     SHARES OF COMMON STOCK                OUTSTANDING
                                                     STOCK  BENEFICIALLY OWNED             COMMON STOCK (2)
                                                     -------------------------             ----------------

Thomas R. Mooney .....................................    2,715,000                          40.9
George W. Trahan  ....................................    2,198,680                          33.1
David W. Einsel   ....................................        9,000                          *
Jack Bunis   .........................................        6,000                          *
All Executive Officers and Directors
    as a group (4 persons) ...........................    4,928,680                          74.2
----------------------

*Less than 1% of the outstanding shares of Common  Stock

   (1) The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5323. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).

   (2) Based on 6,635,791 shares of Common Stock outstanding as of the date of this Proxy Statement.

                                  ANNUAL REPORT

         The Company undertakes, on written request, and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and note thereto. Copies of the exhibits not included in the form 10-KSB are also available, on written request, at the Company's cost. Request should be addressed to Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355, Attention Corporate Secretary.

                             APPOINTMENT OF AUDITORS

         The Board of Directors has appointed McGladrey & Pullen, LLP, an independent public accounting firm, to examine the financial statements of the Company for the fiscal year ended May 31, 1997. A representative from McGladrey & Pullen, LLP is expected to be available for the Annual Meeting of Stockholders and will be provided an opportunity to make a statement in person or respond to appropriate questions from stockholders.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended May 31, 1997, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than June 3, 1998. Such proposals must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of common stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Such proposals should be addressed to the Secretary of the Company.

                             SOLICITATION OF PROXIES

         The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company. Banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.


                                 By the order of the Board of Directors,



                                 /s/ Thomas R. Mooney
                                     Chairman & President